UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: July 16, 2004

BWC Financial Corp. (Exact name of registrant as specified in its chapter)

CALIFORNIA (State or other jurisdiction of incorporation)  0-10658 (Commission File Number)   94-262100 (IRS Employer Identification No.)

1400 Civic Drive, Walnut Creek, California 94596
(Address of principal executive offices)

925-932-5353
(Registrant's telephone number)

Item 12. Results of Operations and Financial Condition

On July 16, 2004, BWC Financial Corp. issued a press release reporting its financial results for the period ended June 30, 2004.

BWC FINANCIAL CORP. ANNOUNCES 2004 SECOND QUARTER & FIRST HALF EARNINGS

        James L. Ryan, Chief Executive Officer and Chairman of the Board of BWC Financial Corp. and its subsidiaries Bank of Walnut Creek and BWC Mortgage Services, announced net income for the period ending June 30, 2004.

        Ryan reported net income of $2,290,000 or $0.58 diluted earnings per share for the six months ended June 30, 2004, compared to income of $2,198,000 or $0.56 diluted earnings per share for the same period in 2003. Earnings for first half 2004 represent .97% return on average assets (ROA) and 10.06% return on average equity (ROE), compared to 1.05% return on average assets (ROA) and 10.38% return on average equity for first half 2003.

        For second quarter 2004, net income was $1,216,000 or $0.31 diluted earnings per share, compared to net income of $1,119,000 or $0.29 diluted earnings per share for the same period in 2003. Return on average assets for second quarter 2004 was 1.03% and return on average equity was 10.60% compared to second quarter 2003 return on average assets of 1.04% and return on average equity of 10.57%.

        Total assets of the Corporation at June 30, 2004 were $501,217,000, compared to total assets of $453,603,000, at June 30, 2003

        Founded in 1980, Bank of Walnut Creek headquarters and main office are at 1400 Civic Drive, Walnut Creek. Additional branch offices are in Orinda, San Ramon, Danville, Pleasanton, and Livermore with a regional commercial banking office in San Jose. BWC Mortgage Services, with headquarters at 3130 Crow Canyon Place in San Ramon, has mortgage consultants in each of the Bank’s branch offices and additional offices in Tahoe City and Reno.

        Additional details may be found in the Summary of Consolidated Financial Results for second quarter and first half 2004:

Selected Financial Data - Summary:
The following table provides certain selected consolidated financial data as of and for the three month and six month periods ended June 30, 2004 and 2003.
                                                                    Quarter Ended                 Year to Date
SUMMARY INCOME STATEMENT                                            June 30,                      June 30,
( Unaudited in thousands except share data)                    2004           2003           2004          2003
                                                      ----------------------------------------------------------
Interest Income                                              $7,178         $6,466        $13,996       $12,624
Interest Expense                                              1,381          1,054          2,489         2,069
                                                      ----------------------------------------------------------
Net Interest Income                                           5,797          5,412         11,507        10,555
Provision for Credit Losses                                     375            300            825           600
Non-interest Income                                           4,510          4,310          7,961         8,406
Non-interest Expenses                                         7,640          7,337         14,412        14,218
Minority Interest                                               377            288            564           579
                                                      ----------------------------------------------------------
EBIT                                                          1,915          1,797          3,667         3,564
Income Taxes                                                    699            678          1,377         1,366
                                                      ----------------------------------------------------------
Net Income                                                   $1,216         $1,119         $2,290        $2,198

Selected Financial Data - Summary cont:
Per share:
(Share and share equivalents have been adjusted for the
   stock dividend granted in December 2003)
Basic EPS                                                     $0.31          $0.29          $0.59         $0.56
Diluted EPS                                                   $0.31          $0.29          $0.58         $0.56
Weighted Average Basic shares                             3,910,697      3,902,633      3,909,914     3,941,633
Weighted Average Diluted Shares                           3,944,930      3,921,484      3,945,003     3,957,036
Cash dividends                                               $ 0.06            $ -         $ 0.12           $ -
Book value at period-end                                                                  $ 11.72       $ 10.99
Ending shares (adjustedfor stock dividend in December 2003)                             3,918,067     3,902,591

                                                                                    Quarter Ended Year to Date
                                                                    June 30,                      June 30,
Financial Ratios:                                              2004           2003           2004          2003
                                                      ----------------------------------------------------------
Return on Average Assets                                      1.03%          1.04%          0.97%         1.05%
Return on Average Equity                                     10.60%         10.57%         10.06%        10.38%
Net Interest Margin to Earning Assets                         4.85%          5.39%          5.32%         5.67%
Net loan losses (recoveries) to avg. loans                   -0.01%          0.11%         -0.04%         0.19%
Efficiency Ratio (Bank only)                                 65.00%         68.75%         66.23%        68.13%

SUMMARY BALANCE SHEET
(Unaudited in thousands)                                            June 30,
Assets:                                                        2004           2003
                                                      -----------------------------
Cash and Equivalents                                       $ 26,269       $ 21,477
Investments                                                  93,608         72,008
Loans                                                       356,468        341,917
Allowance for Credit Losses                                  (7,655)        (5,837)
BWC Mortgage Services, Loans Held-for-Sale                   18,445         11,994
Other Assets                                                 14,082         12,044
                                                      -----------------------------
Total Assets                                              $ 501,217      $ 453,603

Deposits                                                  $ 401,770      $ 365,679
Other Borrowings                                             50,297         41,783
Other Liabilities                                             3,217          3,241
                                                      -----------------------------
Total Liabilities                                           455,284        410,703
Equity                                                       45,933         42,900
                                                      -----------------------------
Total Liabilities and Equity                              $ 501,217      $ 453,603

This press release contains forward-looking statements with respect to the financial condition, results of operation and business of BWC Financial Corp.(BWC). These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the operating characteristics of the Company’s income tax refund programs and the economic conditions within its markets. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company’s control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) increased competitive pressure among financial services companies; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in the State of California; (4) the occurrence of future terrorist acts or impact of military actions;and (5) legislative or regulatory changes adversely affecting the business in which BWC engages. Forward-looking statements speak only as of the date they are made, and BWC does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. 7/16/04